UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

OPTIGENEX INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-51248	20-1678933
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1170 Valley Brook Avenue, 2nd Floor, Suite B, Lyndhurst, NJ	07071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(201) 355-2098

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2008, we entered into three (3) Callable Secured Convertible Notes (the "Notes") with New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd. and AJW Partners, LLC (collectively, the "Investors"). We entered into these Notes for the purpose of capitalizing interest owed to these Investors under previously executed notes dated August 31, 2005, October 19, 2005, February 14, 2006, September 15, 2006, February 12, 2007 and April 15, 2008. The aggregate principal amount of the three Notes is $187,642 which was equal to the aggregate amount of interest owed to the Investors as of June 30, 2008. We did not receive any funds from the Investors in connection with entering into these Notes.

The Notes carry an interest rate of 2% and a maturity date of June 30, 2011. The Notes are convertible into shares of our common stock at the Variable Conversion Price which shall be equal to the Applicable Percentage multiplied by the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading day period prior to conversion. The Applicable Percentage is 45%.

At our option, we may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $0.04 per share.

Should we elect to prepay the Notes, the following additional amounts would be due. Outstanding principal amount times (i) 135% for prepayments made within 30 days of the date of the Note; (ii) 145% for prepayments made between 31 and 90 days of the date of the Note; (iii) 150% for prepayments made after 90 days of the date of the Note.

The Investors have contractually agreed to restrict their ability to convert the Notes and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company's common stock.

Our obligations under the Notes are secured by that certain Security Agreement and that certain Intellectual Property Security Agreement, each by and among us and each Investor dated February 12, 2007.

We are committed to registering the shares of common stock underlying the Notes upon written demand of the Investors (“Demand Notice”). We must file the registration statement within 30 days from the date on which we receive the Demand Notice otherwise we may be subject to penalty provisions. There are penalty provisions for us should the filing not be declared effective within 120 days of the filing of the registration statement.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The sale of Notes described in Item 1.01 was completed on June 30, 2008. At the closing, the company became obligated to the Investors for $187,642. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of us.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The Notes referenced in Item 1.01 were offered and sold to the Investors in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereto. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(a)	Financial Statements of Business Acquired.

None

(b)	Pro Forma Financial Information.

None

(c)	Exhibits.

Exhibit Number	Description

4.1	Form of Callable Convertible Secured Note by and among the Company and the Investors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIGENEX, INC.

Dated: July 22, 2008	By:	/s/ Daniel Zwiren
Daniel Zwiren
President